EXHIBIT 99.1

December 2, 2020

Dear Stockholder:
As you may be aware by now, Comrit Investments 1, Limited Partnership (“Comrit”) initiated an unsolicited tender offer (the “Comrit Offer”) to the stockholders of Steadfast Apartment REIT, Inc. (the “Company”) to purchase up to an aggregate of 199,600 shares of the Company’s common stock (the “Shares”) at a price of $10.02 per Share in cash (the “Offer Price”). The board of directors of the Company (the “Board”) recommends that you reject the Comrit Offer for the reasons discussed below.
The Company is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the Comrit Offer. As a result, the Board: (1) consulted with members of the Company’s management and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the Comrit Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) took into account the fact that Comrit is making the Comrit Offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
In determining that the Company should make a recommendation that stockholders reject the Comrit Offer, the Board considered, among other things, the following:

i.On April 17, 2020, the Board determined an estimated value per share of the Company’s common stock of $15.23 as of March 6, 2020 (the “Estimated Value”). The Estimated Value was determined by the Board after an independent third-party valuation firm conducted valuation analyses on the Company’s assets less its liabilities, and then dividing the Company’s net asset value by the number of Shares outstanding, all as of March 6, 2020, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2020. The Estimated Value is $5.21 higher than the Offer Price on a per Share basis.
ii.The Company’s share repurchase program (“SRP”) imposes a $4,000,000 limit on the amount of quarterly redemptions. The Board may amend, suspend or terminate the SRP upon 30 days’ notice to stockholders.
iii.Stockholders who tender their Shares will assign their right to receive distributions that are paid after December 30, 2020 (or such other date to which the Comrit Offer may be extended).
iv.The Comrit Offer provides a means for stockholders to obtain liquidity with respect to their Shares, albeit at a lower price than the Estimated Value or what the Board believes to be the Shares’ long-term value.

In summary, the Board recommends that stockholders should reject the Comrit Offer.

The Board understands that you must make your own independent decision whether to tender or refrain from tendering your Shares of the Company’s common stock. The Company strongly urges you to carefully consider all aspects of the Comrit Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by Comrit, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the Comrit Offer before deciding whether to tender your Shares of the Company’s common stock.

PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.

To accept the Comrit Offer, follow the instructions in the Tender Offer Materials provided to you by Comrit. To reject the Comrit Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the Comrit Offer, you may withdraw your acceptance of the Comrit Offer by notifying Comrit at any time prior to the termination of the Comrit Offer. The Comrit Offer expires on December 30, 2020, unless extended by Comrit in accordance with the Tender Offer Materials.

Should you have any questions or need further information about your options, please feel free to contact Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 200, Irvine, California 92612, Attention: Investor Relations (telephone number: 888-223-9951).

Sincerely,

Rodney F. Emery Chairman of the Board of Directors

Forward-Looking Statements

This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ongoing impact of COVID-19 on the Company’s tenants, employees and results of operations; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
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